Green Brick Partners, Inc. 8-K

Exhibit 10.7

[Space above this line for recorder’s office]

AFTER RECORDING PLEASE RETURN TO:

STATE OF GEORGIA

COUNTY OF FULTON

DEED TO SECURE DEBT, ASSIGNMENT OF RENTS

AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING

THIS INDENTURE (hereinafter called the “Security Deed”), made as of the 30th day of July, 2015, between JOHNS CREEK 206, LLC, a Georgia limited liability company, having an address of 2805 North Dallas Parkway, Suite 400, Plano, Texas 75093 (hereinafter called the “Grantor”), and Inwood National Bank, a national banking association having an address of 7621 Inwood Road, Dallas, Texas 75209 (hereinafter called the “Grantee”),

WITNESSETH:

That for and in consideration of the sum of ONE HUNDRED AND NO/100 DOLLARS ($100.00) in hand paid and the other considerations hereinafter mentioned, receipt whereof is hereby acknowledged, the Grantor does hereby bargain, sell, grant and convey to the Grantee, its successors and assigns, subject to the exceptions set forth on Exhibit B, all of that tract or parcel of land located in Fulton County, Georgia, being more particularly described in Exhibit A, attached hereto and by this reference incorporated herein and made a part hereof, TOGETHER WITH all buildings, structures, improvements, fixtures, furniture and appliances and other personal property now or hereafter located thereon or now or hereafter used in connection therewith (all such land, personal property, and other property hereinafter sometimes collectively called the “premises”).

TOGETHER WITH all rights, title and interest of Grantor in and to the minerals, crops, timber and emblements now or hereafter located on the premises;

TOGETHER WITH all gas and electric fixtures, radiators, heaters, space heaters, engines and machinery, boilers, ranges, ovens, elevators, motors, bathtubs, sinks, water closets, basins, pipes, faucets and other air-conditioning, plumbing, and heating fixtures, drapes, mirrors, mantles, refrigerating plans, refrigerators, iceboxes, dishwashers, carpeting, furniture, furnishings, appliances, fixtures, laundry equipment, cooking apparatus and appurtenances, and all building material and equipment now or hereafter delivered to the premises and intended to be installed therein; “goods,” “equipment,” “contract rights,” “accounts,” “general intangibles” (as said quoted terms are defined in the Georgia Uniform Commercial Code), chattels and personal property of every kind and nature whatsoever located on the premises; TOGETHER WITH all renewals or replacements thereof or articles in substitution therefor and all of the estate, right, title and interest of the Grantor in and to all property of any nature whatsoever, now or hereafter situated on the premises or intended to be used in connection with the operation thereof, all of which shall be deemed to be fixtures and an accession to the freehold and a part of the realty as between the parties hereto and all persons claiming by, through or under them and shall be deemed to be a portion of the security for the indebtedness herein mentioned and secured by this deed, but in no event shall Grantee exercise any rights hereunder except during an Event of Default (as defined in the Loan Agreement) unless otherwise described herein.

TOGETHER WITH all and singular the rights, members and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the premises hereinabove mentioned or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Grantor, including but not limited to all rents, profits, issues and revenues of the premises from time to time accruing, whether under leases, tenancies or otherwise now existing or hereafter created, reserving only the right to the Grantor to collect the same so long as the Grantor is not in default hereunder and so long as the same are not subject to garnishment, levy, attachment or lien. In addition, Grantor hereby assigns, transfers and conveys to Grantee all Grantor’s right, title and interest in, to and under all leases now or hereafter leasing or affecting the premises or any part thereof.

TO HAVE AND TO HOLD the premises and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of the Grantee, its successors and assigns, in fee simple forever; and the Grantor covenants that Grantor is lawfully seized and possessed of the premises IN FEE SIMPLE FOREVER, and has good right to convey the same, that the same are unencumbered and that the Grantor will warrant and defend the title thereto against the claims of all persons whomsoever, except as hereinafter expressly provided.

This conveyance is intended (i) to constitute a security agreement as required under the Uniform Commercial Code of Georgia and (ii) to operate and is to be construed as a deed passing title to the premises to the Grantee and is made under those provisions of the existing laws of the State of Georgia relating to Deeds to Secure Debt, and not as a mortgage, and is given to secure (a) a debt evidenced by a Revolving Line of Credit (hereinafter called the “Note” which is incorporated herein by reference) dated effective as of the effective date hereof, executed by GREEN BRICK PARTNERS, INC., a Delaware corporation (“Borrower”), payable to the order of Grantee in the stated principal sum of FIFTY MILLION AND 00/100 DOLLARS ($50,000,000.00), with the final payment being due on or before July 30, 2017, (b) any and all renewals and extensions of the Note, either in whole or in part, whether at the same, a higher or a lower rate of interest than is payable under the Note as originally executed; (c) any consolidation of the Note; and (d) all obligations of Grantor under this Security Deed.

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Should the indebtedness secured by this Security Deed be paid according to the tenor and effect thereof when the same shall become due and payable, and should Grantor perform all obligations in a timely manner, then this Security Deed shall be cancelled and surrendered.

The Grantor covenants with the Grantee as follows:

ARTICLE I

1.1   Taxes, Liens and Other Charges.   The Grantor shall pay and discharge when due all taxes, liens, assessments and charges of every character already levied or assessed or that may hereafter be levied or assessed upon or against said premises and all utility charges, whether public or private; and upon demand will furnish the Grantee receipted bills evidencing such payment. The Grantor shall not and may not suffer any mechanic’s, materialmens’s, laborer’s, statutory or other lien to be created or to remain outstanding upon any part of the premises.

1.2   Insurance.   To the extent there are any vertical improvements on the premises, the Grantor shall keep all buildings and improvements whether now standing on said premises or hereafter erected, continuously insured for the full insurable value of the premises and against loss or damage by fire, by the perils covered by extended coverage insurance, by builders risk insurance, by loss of rents or business interruption insurance and by malicious mischief insurance and against such other hazards as the Grantee in its reasonable discretion required from time to time for the benefit of the Grantee. The foregoing condition of vertical improvements shall not apply to the requirement for Grantor to provide general liability insurance as required by Grantee. Any policies furnished to Grantee will become its property in the event Grantee becomes owner of said premises by foreclosure or otherwise. Grantee is entitled in its reasonable discretion, to apply any insurance proceeds received under this Section 1.2 to the payment of the indebtedness secured hereby or to allow a portion of such proceeds to be used for restoration.

1.3   Care of Premises.   The Grantor shall keep and maintain the improvements now or hereafter erected on the premises in commercially reasonable condition and repair, shall not threaten, permit, commit or suffer any waste and shall not do or suffer to be done anything which increases the risk of fire or other hazard to the premises or any part thereof. The Grantor shall not, without the prior written consent of the Grantee, remove nor demolish nor alter the design or structural character of any building (nor or hereafter erected), fixture, chattel or other part of the premises unless as a part of Grantor’s ordinary course of business. If the premises or any part thereof is damaged by fire or any other cause, the Grantor shall give immediate written notice of the same to the Grantee. The Grantee or its representative is hereby authorized to enter upon and inspect the premises at any time during normal business hours with prior notice to Grantor provided that such entry and inspection shall not unreasonably interfere with Grantor’s operations on the premises. The Grantor shall promptly comply with all restrictive covenants, present and future laws, ordinances, rules and regulations of any governmental authority affecting the premises or any part thereof. If fire or other casualty damages all or any part of the premises, the Grantor shall, upon request of Grantee, promptly restore the premises to the substantially equivalent of its condition immediately prior to such damage, and if a part of the premises is damaged through condemnation, the Grantor shall, upon request of Grantee, promptly restore, repair or alter the remaining property in a manner reasonably satisfactory to the Grantee.

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1.4   Further Assurances.   At any time, and from time to time, upon request by the Grantee, the Grantor shall, at the expense of Grantor, make, execute and deliver or cause to be made, executed and delivered, to the Grantee, any and all further instruments, certificates and other documents as may, in the reasonable opinion of the Grantee, be necessary or desirable in order to affirm, effectuate, complete, or perfect or to continue and preserve the obligations of the maker of the Note and the security interest of this Security Deed.

1.5   Expenses.   The Grantor shall (a) pay or reimburse the Grantee for all reasonable attorneys’ fees and actual, out-of-pocket costs and expenses incurred by the Grantee in any proceedings involving the estate or a decedent, an insolvent or a bankrupt, or in any action, legal proceeding or dispute of any kind in which the Grantee is made a party, or appears as party plaintiff or defendant, affecting this Security Deed, the interest created herein, the premises or the exercise or enforcement of Grantee’s rights under this Security Deed including but not limited to the exercise of the power of sale of this Security Deed, any condemnation action involving the premises or any action to protect the security hereof, and (b) indemnify and hold Grantee harmless from all actual, out-of-pocket losses and damages incurred by the Grantee in any such proceedings, action or dispute; and any such fees, costs, expenses, losses or damages incurred by Grantee will be added to the indebtedness secured by this Security Deed.

1.6   Subrogation.   The Grantee will be subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the indebtedness secured hereby.

1.7   Performance by Grantee of Defaults by Grantor.   If the Grantor defaults in the payment of any tax, lien, assessment or charge levied or assessed against the premises, in the payment of any utility charge, whether public or private, in the payment of required insurance premiums, in the procurement of required insurance coverage, or in the performance or observance of any other covenant, condition or term of this Security Deed, then the Grantee shall provide Grantor with written notice of such default and an opportunity to cure as provided for in the Loan Agreement. If Grantee fails or refuses to timely provide such cure and evidence after the expiration of the applicable cure period, then Grantee, at its option, may perform or observe the same, and all payments made or costs incurred by the Grantee in connection therewith, are secured hereby and shall be, without demand, immediately repaid by the Grantor to the Grantee with interest thereon at the rate of ten percent (10%) per annum. Notwithstanding the foregoing, if Grantor’s failure to timely pay any such amounts referenced above would cause Grantor’s required insurance hereunder to lapse, or subject Grantor, Grantee, or the Property to a lien, or otherwise reasonably be considered to constitute an emergency, then such notice of default shall not be required. The Grantee is hereby entitled to enter and to authorize others to enter upon the premises or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to the Grantor or any other person in possession holding under the Grantor.

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1.8   Condemnation.   Grantor, immediately upon obtaining knowledge of the institution any proceedings for the condemnation of the premises or any portion thereof, shall notify Grantor of the pendency of such proceedings. The Grantee is entitled to all compensation, awards, and other payments or relief thereof and is hereby authorized, at its option, to commence, appear in and prosecute, in its own or the Grantor’s name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by the Grantor to the Grantee, who, after deducting therefrom all its reasonable, out-of-pocket expenses, including reasonable attorney’s fees, may release any monies so received by it without affecting the security interest of this deed and may apply the same in such manner as the Grantee reasonably determines to the reduction of the indebtedness secured hereby, to any prepayment fee herein or in the Note provided and any balance of such monies then remaining will be paid to the Grantor.

1.9   Authority.   Grantor hereby warrants and represents that: the execution and delivery of this Security Deed and Note have been duly authorized and that there is no provision in Grantor’s articles or certificate of incorporation or by-laws, as same may have been amended, requiring further consent for such action by any other entity or person; Grantor is duly organized, validly existing and in good standing under the laws of the State of Georgia and has (a) all necessary licenses, authorizations, registrations and approvals and (b) full power and authority to own its properties and carry on its business as presently conducted; and the execution and delivery by and performance of its obligations under this Security Deed will not result in Grantor being in default under any provision of its articles or certificate of incorporation or by-laws, as the same may have been amended, or any other security deed, mortgage, deed of trust or security, credit or other agreement to which it is a party. Grantor further warrants and represents that Grantor may reasonably be expected to benefit, directly or indirectly, from granting a lien or security interest in the Property or other assets of Grantor as security for the Note, and it is in the best interest of Grantor for Grantor to grant such lien and security interest.

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1.10   Security Agreement.

(a)      Insofar as the machinery, apparatus, goods, chattels, equipment, fittings, fixtures, building supplies and materials, articles of personal property, contract rights, accounts and general intangibles either referred to or described in this Security Deed, or in any way connected with the use and enjoyment of the premises is concerned, this Security Deed is hereby made and declared to be a security agreement, encumbering each and every item of personal property included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the State of Georgia. Grantor and Grantee shall execute and file a financing statement or statements reciting this Security Deed to be a security agreement affecting all of said personal property aforementioned. The remedies for any violation of the security agreement herein contained are (i) as prescribed herein, (ii) as prescribed by general law, and (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Grantee’s sole election. The filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in anywise derogating from or impairing this declaration and hereby stated intention of Grantor and Grantee that everything used in connection with the production of income from the premises and/or adapted for use therein and/or which is described or reflected in this Security Deed, is, and at all times and for all purposes and in all proceedings both legal or equitable will be, regarded as part of the real estate irrespective of whether (a) any such item is physically attached to the premises, (b) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (c) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to (aa) the proceeds of any applicable fire, casualty and/or hazard insurance policy, or (bb) any award in condemnation proceedings for a taking or for loss of value, or (cc) Grantor’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the premises, whether pursuant to lease or otherwise, shall never be construed as in anywise altering any of the rights of Grantee as determined by this instrument or impugning the priority of Grantee’s lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Grantee in the event any court shall at any time hold with respect to the aforegoing (aa), (bb) or (cc), that notice of Grantee’s priority of interest to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records. This Security Deed, upon filing, shall constitute a “fixture filing” pursuant to Section 11-9-502(c) of the Uniform Commercial Code. For purposes of satisfaction of the requirements of said section, the names and addresses of Grantor, as “debtor”, the Grantee, as “secured party” are set forth in the introductory paragraph to this Security Deed and the “secured property” is all of the premises that are or are to become fixtures.

(b)      The assignment and security interest herein granted will not be deemed or construed to constitute Grantee as a “trustee in possession” of the premises, to obligate Grantee to lease the premises or attempt to do same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever under any of the leases or otherwise.

1.11   Assignment of Rents.   Grantor hereby assigns to Grantee, as further security for the payment of the indebtedness secured hereby, the rents, rental payments and charges, issues and profits of the premises, together with all leases and other documents evidencing such rents, rental payments and charges, issues and profits now or hereafter in effect and any and all deposits held as security under said leases and other documents. Nothing contained in the foregoing sentence will be construed to bind Grantee to the performance of any of the covenants, conditions or provisions contained in any such lease or other document or otherwise to impose any obligation on Grantee, except that Grantee is accountable for any money actually received pursuant to such assignment. Grantee may (i) to enter upon and take possession of the premises for the purpose of collecting the said rents, rental payments and charges, issues and profits, (ii) to dispossess by the usual summary proceedings any tenant or occupant defaulting in the payment thereof to Grantee, (iii) to let the premises, or any part thereof, and (iv) to apply said rents, rental payments and charges, issues and profits, after payment of all necessary charges and expenses, on account of said indebtedness. Such assignment and grant will continue in effect until the indebtedness secured hereby is paid. Until the occurrence of a default hereunder, Grantor is entitled to collect and receive said rents, rental payments and charges, issues and profits. Grantor agrees to use said rents, rental payments and charges, issues and profits in payment of principal and interest becoming due under this Security Deed and in payment of taxes, assessments, water rates, sewer rents and carrying charges becoming due against the premises. Grantee may revoke such right of Grantor to collect and receive such rents, rental payments and charges, issues and profits upon the occurrence of a default hereunder by giving written notice of such revocation, served personally upon or sent by registered or certified mail to the record owner of the premises.

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1.12   Leases and Other Agreements Effecting the Property.   Grantor shall use commercially reasonable effort to duly and punctually perform all terms, covenants, conditions and agreements binding upon it under any lease or any other agreement of any nature whatsoever which involves or effects the premises or any part thereof. Grantor shall, at the request of Grantee, furnish Grantee with executed copies of all Leases now or hereafter created upon the premises or any part thereof. No substantive modifications of any present or future lease may be made without Grantee’s consent. Any and all leases must contain language subordinating such lease, at the option of Grantee, to the lien and security title of the Security Deed.

ARTICLE II

2.1   Event of Default.   An event of default under this Security Deed shall occur if an “Event of Default” occurs under that certain Loan Agreement, dated effective on or about the date hereof, by and between, among others, Grantor, Borrower and Grantee, but subject, in any event, to all applicable notice and cure periods under the Loan Agreement.

2.2   Intentionally Deleted.

2.3   Right of Grantee to Enter and Take Possession

(a)      If any event of default occurs and is continuing, after the expiration of all applicable notice and cure periods, the Grantor, upon demand of the Grantee, must forthwith surrender to the Grantee the actual possession of the premises and if, and to the extent, permitted by law, the Grantee may enter and take possession of the premises and may exclude the Grantor and the Grantor’s agents and employees wholly therefrom. Upon every such entering and taking of possession, the Grantee may hold, store, use, operate, manage, control and maintain the premises and conduct the business thereof, and from time to time;

(i)   make all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property,

(ii)   insure or keep the premises insured,

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(iii)   manage and operate the premises and exercise all the rights and powers of the Grantor in its name or otherwise, with respect to the same, and

(iv)   enter into any and all agreements with respect to the exercise by others of any of the powers herein granted the Grantee, all as the Grantee may from time to time reasonably determine to be to its best advantage;

and the Grantee may collect and receive all of the income, rents, rental payments and charges, profits, issues and revenues of the premises, including those past due as well as those accruing thereafter and, after deducting

(aa)   all actual and reasonable expenses of taking, holding, managing and operating the premises (including reasonable compensation for the services of all persons employed for such purposes);

(bb) the actual and reasonable cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases, and acquisitions;

(cc)   the reasonable cost of such insurance;

(dd)   such taxes, assessments and other reasonable, out-of-pocket charges prior to the lien of this Security Deed as the Grantee may reasonably determine to pay,

(ee)   other proper and reasonable charges upon the premises or any part thereof, and

(ff)   the reasonable compensation and expenses of attorneys and agents of the Grantee, shall apply the remainder of the money so received by the Grantee, first to the payment of accrued interest and late charges, and finally to the payment of overdue installments of principal.

(b)   For the purpose of carrying out the provisions of this Paragraph 2.3, the Grantor hereby constitutes and appoints the Grantee the true and lawful attorney in fact of the Grantor to do and perform, from time to time, any and all actions necessary and incidental to such purpose and does, by these presents, ratify and confirm any and all actions of said attorney in fact in the premises, provided, however, it is expressly agreed and acknowledged that such appointment is only effective after and during the continuation of an event of default.

(c)   Whenever all such events of default are cured and satisfied, the Grantee shall surrender possession of the premises to the Grantor, provided that the right of the Grantee to take possession, from time to time, pursuant to subparagraph 2.3(a) shall exist if any subsequent event of default.

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2.4   Appointment of a Receiver; Collection of Rents, Issues, Profits and Revenues.   If an event of default occurs and is continuing, after the expiration of all applicable notice and cure periods, the Grantee, is entitled without notice to obtain from any court of competent jurisdiction the appointment of a trustee, receiver, liquidator or conservator of the premises, without regard for the adequacy of the security for the indebtedness secured hereby and without regard for the solvency of Grantor or any other person, firm or other entity liable for the payment of the indebtedness secured hereby, and without regard for any other statutory or common law requirements otherwise applicable to the appointment of a trustee, receiver, liquidator or conservator, to take possession of and to operate the premises and to collect the rents, profits, issues, and revenues thereof; all such rents, issues, profits and revenues so collected by such trustee, receiver, liquidator or conservator are deemed to be collected and held by such receiver for the benefit of Grantee and applied in the manner provided in subparagraph 2.3(a). The Grantor will pay to the Grantee upon demand all reasonable, out-of-pocket expenses, including reasonable receiver’s fees, attorneys’ fees, costs and agents’ compensation, incurred pursuant to the provisions in this Paragraph 2.4; and all such expenses shall be secured by this Security Deed. In the event that the rents, rental payments and charges, issues, profits and revenues of the premises are collected by a trustee, receiver, liquidator or conservator (whether appointed pursuant to the provisions of subparagraph 2.4(a) or otherwise), or a trustee or a debtor in possession pursuant to a bankruptcy, arrangement, reorganization or insolvency proceedings, all such rents, rental payments and charges, issues, profits and revenues so collected deemed to be collected and held by such receiver, liquidator, conservator, trustee or debtor in possession for the benefit of Grantee and shall be applied in the manner provided in subparagraph 2.3(a)

2.5   Power of Sale.   When the indebtedness secured hereby becomes due, whether by acceleration or otherwise, the Grantee, at its option, may sell the premises or any part of the premises at public sale or sales before the door of the courthouse of the County in which the premises or any part of the premises is situated, to the highest bidder for cash, in order to pay the indebtedness secured hereby and any other amounts due thereon or thereunder and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including reasonable attorney’s fees, if incurred, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff’s sales are advertised in said County. The Grantee may bid for and acquire the premises or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness secured by this Security Deed the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Grantee is authorized to deduct under this Security Deed. In case Grantee shall have proceeded to enforce any right, power or remedy under this Security Deed by foreclosure, entry or otherwise, or in the event Grantee commences advertising of the intended exercise of the sale under power provided hereunder, and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to Grantee, then in every such case, (i) all rights, powers and remedies of Grantee shall continue as if no such proceeding had been taken, (ii) neither this Security Deed, nor the Note, nor the secured indebtedness, nor any other instrument concerned therewith, shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment; and Grantor hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the above.

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2.6   Authority to Convey.   At any such public sale, the Grantee may execute and deliver to the purchaser a conveyance of the premises or any part of the premises in fee simple with full warranties of title and to this end, the Grantor hereby constitutes and appoints the Grantee the agent and attorney in fact of the Grantor to make such sale and conveyance, and thereby to divest the Grantor of all right, title and equity that the Grantor may have in and to the premises and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney in fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding on the Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided by law for collection of the indebtedness secured hereby and shall not be exhausted by one exercise thereof but may be exercised until full payment of all sums secured hereby

2.7   Application of the Proceeds of Sale.   Upon any such public sale pursuant to the aforementioned power of sale and agency, the proceeds of said sale are applied first to payment of the reasonable expenses of such sale and of all proceedings in connection therewith, including reasonable attorneys’ fees, then to that portion of the indebtedness secured hereby which represents accrued unpaid interest and late charges, then to the remaining indebtedness secured hereby, and finally, the remainder, if any, are paid to the Grantor.

2.8   Grantor as Tenant Holding Over.   If a public sale under the aforesaid power of sale and agency occurs, the Grantor is deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to the provisions of law applicable to tenants holding over.

2.9   No Effect.   No recovery of any judgment by Grantee against Borrower or Grantor and no levy of an execution under any judgment upon the Secured Property or upon any other property of Borrower or Grantor shall affect in any manner or to any extent, the lien and title of this Security Deed upon the Secured Property or any part thereof, or any liens, titles, rights, powers or remedies of Grantee hereunder, but such liens, titles, rights, powers and remedies of Grantee shall continue unimpaired as before.

2.10   Tenants.   Grantee, at its option, is authorized to foreclose this Security subject to the rights of any tenants of the Secured Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Grantee to collect the sums secured hereby.

2.11   Discontinuance of Proceedings and Restoration of the Parties.   If the Grantee proceeds to enforce any right or remedy under this Security Deed by receiver, entry or otherwise, and such proceedings are discontinued or abandoned for any reason or determined adversely to the Grantee, then and in every such case the Grantor and the Grantee are restored to their former positions and rights hereunder, and all rights, powers and remedies of the Grantee continue as if no such proceeding had been taken.

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2.12   Remedies Cumulative.   No right, power or remedy conferred upon or reserved by the Grantee by this Security Deed is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy are cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

2.13   WAIVER.   BY EXECUTION OF THIS SECURITY DEED, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTE AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE SECURED PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE (EXCEPT AS OTHERWISE PROVIDED HEREIN); (B) EXCEPT TO THE EXTENT PROVIDED OTHERWISE HEREIN, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS SECURITY DEED AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS SECURITY DEED; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

ARTICLE III

3.1   Successors and Assigns Included in Parties.   Whenever in this Security Deed one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such parties are included and all covenants and agreements contained in this Security Deed by or on behalf of the Grantor and by or on behalf of the Grantee bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not.

3.2   Headings.   The headings of the sections, paragraphs and subdivisions of this Security Deed are for the convenience of reference only, are not to be considered a part hereof and do not limit or otherwise affect any of the terms of this Security Deed.

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3.3   Invalid Provisions to Affect No Others.   If fulfillment of any provision hereof or any transaction related hereto or to the Note, at the time performance of such provisions are due, involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled will be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Security Deed in whole or in part, then such clause or provision only will be held for naught, as though not herein contained, and the remainder of this Security Deed remains operative and in full force and effect.

3.4   Number and Gender.   Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it equally includes the other.

3.5   Severability.   Any provision of this Security Deed which is prohibited or unenforceable in any jurisdiction, is, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without validating the remaining provisions hereof or effecting the validity or enforceability of such provisions in any other jurisdiction.

3.6   Legal Construction.   The enforcement of this Security Deed is governed, construed and interpreted by the laws of the State of Georgia. Nothing in this Security Deed, the Note or in any other agreement between Grantor and Grantee requires Grantor to pay, or Grantee to accept interest in an amount which would subject Grantee to any penalty under applicable law. If the payment of any interest due hereunder or under the Note or any such other agreement would subject Grantee to any penalty under applicable law, then automatically the obligations of Grantor to make such payment are reduced at the highest rate authorized under applicable law.

3.7   Controlling Document.   To the extent anything contained herein is inconsistent with or contrary to the terms of the Loan Agreement, the terms of the Loan Agreement shall control.

3.8   Partial Releases.   This Security Deed shall be subject to the Partial Release provisions of the Loan Agreement, subject to and conditioned upon satisfaction of each of the requirements contained in the Loan Agreement.

[SIGNATURES COMMENCE ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, this Security Deed has been duly executed and sealed by Grantor; any such execution and sealing by a company has been carried out by its proper manager(s) or officer(s) thereunto duly authorized; the date and year first above written.

GRANTOR:

Signed, sealed and delivered	Johns Creek 206, LLC
in the presence of:	a Georgia limited liability company

	By:	/s/ James R. Brickman	(SEAL)
James R. Brickman, Manager

/s/ Richard A. Costello
Unofficial Witness

/s/ John E. Hampton
Notary Public

My Commission Expires:
January 31, 2016

[NOTARIAL SEAL]

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EXHIBIT “A”

LEGAL DESCRIPTION

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lots 385, 386, 395,408,417 and 418 of the 1st District – 1st Section of Fulton County, Georgia and being more particularly described as follows:

BEGINNING at a concrete monument found at the corner common to Land Lots 372, 373, 384 and 385; thence running along the northerly line of Land Lots 385, 395 and 408 South 89 degrees 06 minutes 51 seconds East a distance of 4,002.45 feet to a concrete monument found at the corner common to Land Lots 407, 408, 417 and 418; thence running along the westerly line of Land Lot 418 North 01 degrees 39 minutes 24 seconds West a distance of 1,315.84 feet to a concrete monument found at the corner common to Land Lots 406, 407, 418 and 419; thence running along the northerly line of Land Lot 418 South 89 degrees 35 minutes 31 seconds East a distance of 1,407.17 feet to a 2” open top pipe found at the corner common to Land Lots 418, 419, 428 and 429; thence running along the easterly line of Land Lot 418 South 01 degrees 36 minutes 24 seconds East a distance of 1,285.57 feet to a 1/2” rebar and cap found at the corner common to Land Lots 417, 418, 429 and 430; thence running along the easterly line of Land Lot 417 South 01 degrees 09 minutes 09 seconds East a distance of 1,213.66 feet to a 1/2” open top pipe found at the corner common to Land Lots 416, 417, 430 and 431; thence running along the southerly line of Land Lot 417 North 89 degrees 49 minutes 39 seconds West a distance of 1,402.37 feet to a 1/2” open top pipe found at the corner common to Land Lots 408, 409, 416, and 417; thence running along the westerly line of Land Lot 417 North 01 degrees 18 minutes 39 seconds West a distance of 100.00 feet to an iron pin set; thence leaving said Land Lot Line South 89 degrees 58 minutes 45 seconds West a distance of 1,348.22 feet to an iron pin set on the westerly line of Land Lot 408; thence running along said westerly line of Land Lot 408 South 01 degrees 14 minutes 19 seconds East a distance of 100.00 feet to a 2” open top pipe found at the corner common to Land Lots 394, 395, 408 and 409; thence running along the southerly line of Land Lot 395 South 89 degrees 50 minutes 45 seconds West a distance of 1,319.52 feet to a 1/2” rebar found at the corner common to Land Lots 385, 386, 394 and 395; thence running along the easterly line of Land Lot 386 South 00 degrees 50 minutes 28 seconds East a distance of 1,392.53 feet to a 1/2” rebar found at the intersection of the easterly line of Land Lot 386 with the northeasterly R/W line of Bell Road (60’ R/W); thence running along said R/W line the following courses and distances: North 47 degrees 18 minutes 46 seconds West a distance of 172.24 feet to a point; thence running along a curve to the right an arc distance of 803.49 feet, said arc having a radius of 5,699.58 feet and a chord which bears North 43 degrees 16 minutes 28 seconds West a distance of 802.82 feet to a point; thence running North 39 degrees 14 minutes 09 seconds West a distance of 1,111.05 feet to an iron pin set at the intersection of the northeasterly R/W line of Bell Road with the westerly line of Land Lot 385; thence leaving said R/W line North 50 degrees 45 minutes 02 seconds East a distance of 543.30 feet to a 1/2” rebar found; thence running North 39 degrees 14 minutes 58 seconds West a distance of 667.26 feet to a 1/2” rebar found on the westerly line of Land Lot 385; thence running along said westerly line of Land Lot 385 North 00 degrees 09 minutes 18 seconds West a distance of 224.96 feet to the POINT OF BEGINNING.

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Said Tract or Parcel containing 206.405 acres.

LESS AND EXCEPT:

Pod D Phase I Lots: 53, 61, 62, 63, 64, 113, 114 Deed Book 54357, Page 609;

Phase I Lots: 65, 110, 111, 112, 121 Deed Book 54641, Page 236;

Phase II Lots: 223, 239, 240, 241, 271, 272, 273 Deed Book 54700, Page 663;

Phase I (POD D Phase I) Lots: 52, 54 Deed Book 54792, Page 638;

Phase II Lots: 266, 267, 268, 269, 270 Deed Book 54792, Page 638;

Phase II Lots: 244, 246 Deed Book 54924, Page 79; (all the above lots are more particularly described on the below referenced plats which are incorporated herein and made a part hereof)

and

Dedication of right of ways and easements all as shown on those certain recorded plats of survey of The Palisades at Bellmoore Park Phase I aka Bellmoore Park Pod D Phase I recorded in Plat Book 379, Pages 37 through 59, Fulton County, Georgia records, and The Palisades at Bellmoore Park Phase II recorded in Plat Book 380, Pages 106 through 114, Fulton County, Georgia records.

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EXHIBIT B

1.	Matters appearing on that certain recorded plat of survey styled Final Plat The Palisades at Bellmoore Park – Phase I a/k/a Belhnoore Park – Pod D – Phase I by Travis Pruitt & Associates, Inc. bearing the seal of H. Lanier Dunn GRLS # 2243 dated October 21, 2014, filed February 3, 2015 and recorded in Plat Book 379, Pages 37 through 59, Fulton County, Georgia records.

2.	Matters appearing on that certain recorded plat of survey styled Final Plat The Palisades at Bellrnoore Park – Phase II by Travis Pruitt & Associates, Inc., bearing the seal of H. Lanier Dunn GRLS # 2243 dated March 16, 2015, filed April 9, 2015 and recorded in Plat Book 380, Pages 106 through 114, Fulton County, Georgia records.

3.	Right of Way Easement from H. T. Nichols to Sawnee Electric Membership Corporation, dated June 15, 1963, filed August 6, 1963 and recorded in Deed Book 4101, Page 263, aforesaid records.

4.	Right of Way Easement from William T. Healey III to Sawnee Electric Membership Corporation, dated September 15, 1980, filed September 19, 1980 and recorded in Deed Book 7648, Page 156, aforesaid records.

5.	Right of Way Easement from William T. Healey III to Sawnee Electric Membership Corporation, dated November 24, 1980, filed December 15, 1980 and recorded in Deed Book 7726, Page 6, aforesaid records.

6.	Right of Way Easement from Deen Day Smith to Sawnee Electric Membership Corporation, dated December 15, 1988, filed January 6, 1989 and recorded in Deed book 12180, Page 164, aforesaid records.

7.	Right of Way Deed and easements from Deen Day Smith to Fulton County, dated March 10, 1989, filed May 25, 1989 and recorded in Deed Book 12524, Page 55, aforesaid records.

8.	Sewer Easement from Deen Day Smith to Fulton County, Georgia, dated September 4, 1990, filed October 24, 1990 and recorded in Deed Book 13805, Page 180, aforesaid records.

9.	Right of Way Deed and easements from William T. Healey, III to Fulton County, dated June 29, 1990, filed October 24, 1990 and recorded in Deed Book 13805, Page 245, aforesaid records.

10.	Right of Way Easement from Deen Day Smith f/k/a Marian U. Day to Sawnee Electric Membership Corporation, dated July 15, 1994, filed November 18, 1994 and recorded in Deed Book 18982, Page 150, aforesaid records.

11.	Water Reuse Line Easement between Day Family, LLLP a/k/a Day Family, LLLC, and Fulton County, a Political Subdivision of the State of Georgia, dated February 3, 2006, filed February 8, 2006 and recorded in Deed Book 41903, Page 51, aforesaid records.

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12.	Matters appearing on plat of survey styled Pod Exhibit For Bellrnoore Park dated November 13, 2013, appearing in Deed Book 53346, Page 625, aforesaid records, attached to instrument recorded at Deed Book 53346, Page 608, aforesaid records.

13.	Memorandum Of Agreement by Robert L. Williams and Deen Day Sanders, Trustees of The Deen Day Sanders Revocable Trust Dated July 29, 2010 in favor of Johns Creek 206, LLC, a Georgia Park - Pod D-Phase I recorded in Plat Book 379, Pages 37 through 59, aforesaid records, and the plat of The Palisades at Bellmoore Park – Phase II recorded at Plat Book 380, Pages 106 through 114, aforesaid records, include property in Land Lot 416.

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